Exhibit 10.1

FIRST AMENDMENT TO LEASE

FIRST AMENDMENT TO LEASE dated as of this 1st day of May, 2014 (the “Effective Date”), by and between BP BAY COLONY LLC, a Delaware limited liability company (“Landlord”) and FLEETMATICS USA, LLC, a Delaware limited liability company (“Tenant”).

RECITALS

By Lease dated June 12, 2013 (the “Lease”), Landlord did lease to Tenant and Tenant did hire and lease from Landlord certain premises containing 27,589 square feet of rentable floor area (the “Rentable Floor Area of the Existing Premises”) on the fourth (4th) floor of the North Wing of the building (the “Building”) known as and numbered Bay Colony Corporate Center, 1100 Winter Street, Waltham, Massachusetts (referred to herein as the “Existing Premises”).

Landlord and Tenant have agreed (i) to increase the size of the Existing Premises by adding thereto an additional 15,323 square feet of rentable floor area (the “Rentable Floor Area of the First Additional Premises”) located on the fourth (4th) floor of the North Wing of the Building, which space is shown on Exhibit A attached hereto and made a part hereof (the “First Additional Premises”) and (ii) to extend the Term of the Lease for one (1) period of two (2) years, upon all of the same terms and conditions contained in the Lease except as otherwise provided in this First Amendment to Lease (the “First Amendment”).

Landlord and Tenant are entering into this instrument to set forth said leasing of the First Additional Premises to extend the Term of the Lease and to amend the Lease.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1.	Effective as of the Effective Date, (the “First Additional Premises Commencement Date”), the First Additional Premises shall constitute a part of the “Premises” demised to Tenant under the Lease, so that the “Premises” (as defined in Section 1.1 of the Lease), shall include both the First Additional Premises and the Existing Premises.

2.	(A) The Term of the Lease, which but for this First Amendment is scheduled to expire on October 31, 2018, is hereby extended for one (1) period of two (2) years commencing on November 1, 2018 and expiring on October 31, 2020 (the “First Extended Term”), unless sooner terminated or extended in accordance with the provisions of the Lease, upon all the same terms and conditions contained in the Lease as herein amended.

(B) Landlord and Tenant acknowledge that Tenant shall continue to have the right to extend the Term of the Lease for one (1) period of five (5) years upon the expiration of the First Extended Term in accordance with the terms and conditions set forth in Section 9.25 of the Lease except that (i) all references to the “Extended Term” shall be replaced with “Second Extended Term” and (ii) Section 9.25(C) is hereby deleted in its entirety and of no further force and effect.

(C) The Term of the Lease for the Existing Premises and the First Additional Premises shall be coterminous. Accordingly, the extension option contained in Section 9.25 of the Lease shall apply to the Existing Premises and the First Additional Premises collectively and not to either such space independently.

3.	(A) (i) Annual Fixed Rent for the Existing Premises through October 31, 2018 shall continue to be payable as set forth in the Lease.

(ii) From May 1, 2014 (the “First Additional Premises Rent Commencement Date”) through April 30, 2015, Annual Fixed Rent for the First Additional Premises shall be payable at the annual rate of $505,199.31 (being the product of (i) $32.97 and (ii) the Rentable Floor Area of the First Additional Premises (being 15,323 square feet)).

(iii) From May 1, 2015 through October 31, 2018, Annual Fixed Rent for the First Additional Premises shall be payable at the annual rate of $628,243.00 (being the product of $41.00 and (ii) the Rentable Floor Area of the First Additional Premises).

(B) During the First Extended Term, Annual Fixed Rent for the Existing Premises and the First Additional Premises shall be payable at the annual rate of $1,759,392.00 (being the product of $41.00 and (ii) the Rentable Floor Area of the Premises (being 42,912 square feet)).

(C) During the Second Extended Term (if exercised), Annual Fixed Rent shall be payable as provided in Section 9.25 of the Lease.

4.	For the purposes of computing Tenant’s payments for Operating Expenses Allocable to the Premises pursuant to Section 2.6 of the Lease, Landlord’s Tax Expenses Allocable to the Premises pursuant to Section 2.7 of the Lease and electricity pursuant to Section 2.8 of the Lease, for the portion of the Term on and after the First Additional Premises Commencement Date, the “Rentable Floor Area of the Premises” shall comprise a total of 42,912 square feet including both the Rentable Floor Area of the Existing Premises (being 27,589 square feet) and the Rentable Floor Area of the First Additional Premises (being 15,323 square feet). For the portion of the Lease Term prior to the First Additional Premises Commencement Date, the “Rentable Floor Area of the Premises” shall continue to be the Rentable Floor Area of the Existing Premises for such purposes.

5.	Effective as of the First Additional Premises Commencement Date, the definition of “Number of Parking Privileges” contained in Section 1.1 of the Lease shall be deleted in its entirety and the following substituted therefor:

One hundred and Twenty-Nine (129) (being three (3) spaces per 1,000 square feet of Rentable Floor Area of the Premises).

6.	(A) Tenant shall accept the First Additional Premises in their as-is condition without any obligation on the Landlord’s part to perform any additions, alterations, improvements, demolition or other work therein or pertaining thereto. Notwithstanding the foregoing, Landlord shall deliver the First Additional Premises fully demised (meaning the space has its own lighting and HVAC controls and there is a 1-hr rating between the common areas and the space) with all base building utilities and life safety systems serving the First Additional Premises in good working condition. Landlord further agrees to deliver the First Additional Premises in broom clean condition free of all debris and personal property and free of all tenants and parties in possession.

(B) Landlord shall provide to Tenant a special allowance in the amount of $1,051,249.00 (the “Tenant Allowance”). The Tenant Allowance shall be used and applied by Landlord solely on account of the cost of work performed in the First Additional Premises as agreed to by Landlord and Tenant (the “Tenant Plan Work”). In no event shall Landlord’s obligations to pay or reimburse Tenant for any of the costs of the Tenant Plan Work exceed the total Tenant Allowance. Notwithstanding the foregoing, Landlord shall be under no obligation to apply any portion of the Tenant Allowance for any purposes other than as provided in this Section 6. In addition, in the event that (i) Tenant is in default under the Lease or, (ii) there are any liens which are not bonded to the reasonable satisfaction of Landlord against Tenant’s interest in the Lease or against the Building or the Site arising out of any work performed by Tenant in the First Additional Premises (exclusive of the Tenant Plan Work) or any litigation in which Tenant is a party, then, from and after the date of such event (“Event”), Landlord shall have no further obligation to fund any portion of the Tenant Allowance unless such Event has been fully remedied by Tenant (although Landlord shall not be obligated to fund any portion of the Tenant Allowance after the “End Date” (defined below)) and Tenant shall be obligated to pay, as Additional Rent, all costs of the Tenant Plan Work in excess of that portion of the Tenant Allowance funded by Landlord through the date of the Event. Further, the Tenant Allowance shall only be applied towards the cost of leasehold improvements and in no event shall Landlord be required to make application of any portion of the Tenant Allowance towards Tenant’s personal property, trade fixtures or moving expenses or on account of any supervisory fees, overhead, management fees or other payments to Tenant, or any partner or affiliate of Tenant except as provided in Section 6(D) below. In the event that the costs of the Tenant Plan Work are less than the Tenant Allowance, Tenant shall not be entitled to any payment or credit nor shall there be any application of the same toward Annual Fixed Rent or Additional Rent owed by Tenant under the Lease. Tenant acknowledges that any portion of the Tenant Allowance which has not been utilized on or before the date which is three hundred and sixty (360) days after the First Additional Premises Commencement Date (which date shall be extended automatically for such periods of time as the general contractor is prevented from proceeding without completing the Tenant Plan Work by reason of a force majeure event or any act or failure to act of Landlord) (“End Date”) shall be forfeited by Tenant. Tenant has engaged Landlord to manage the Tenant Plan Work on Tenant’s behalf and in consideration for the same, Landlord shall be entitled to deduct from the Tenant Allowance a construction management fee equal to 4% of the hard construction cost of the Tenant Plan Work.

(C) Tenant shall reimburse Landlord, as Additional Rent, within ten (10) days of billing therefor, from time to time during the performance of the Tenant Plan Work, the cost of the Tenant Plan Work over and above the Tenant Allowance (less any payments applied to Special Costs as provided in Section 6(D) below) (“Tenant Excess Costs”) in the proportion that the Tenant Excess Costs bear to the total cost of the Tenant Plan Work.

(D) Notwithstanding the foregoing, it is understood and agreed that Tenant may utilize up to a maximum of $53,630.50 (the “Cap Amount”) of the Tenant Allowance towards architectural and engineering fees associated with Landlord Work and the cost of telecommunications and AV wiring (the “Special Costs”); provided, however, that the conditions to application of the Tenant Allowance set forth in Section 6(B) above have been satisfied (including, without limitation, the requirement that Tenant Allowance be utilized on or before the End Date) and provided further that, with respect to any Special Costs for which Tenant has directly contracted, Tenant (i) has paid for all of such Special Costs in full and has delivered to Landlord lien waivers from all persons who might have a lien as a result thereof in the recordable forms attached hereto as Exhibit B and (ii) has delivered to Landlord its certificate specifying the cost of such Special Costs, together with evidence of such cost in the form of paid invoices, receipts and the like. Landlord shall pay to Tenant the lesser of the amount of such costs so certified or the Cap Amount within thirty (30) days after the satisfaction of the foregoing conditions.

(E) Tenant shall deliver to Landlord, for Landlord’s review and approval in accordance with the terms of the Lease, a full set of construction plans and specifications for the Tenant Plan Work, such plans and specifications to be prepared by an architect, licensed by the Commonwealth of Massachusetts and reasonably approved by Landlord. Landlord agrees to respond to any request by Tenant for approval of plans or drawings or other matters requiring Landlord’s consent within five (5) business days after Landlord’s receipt of the same. Following Landlord’s approval of the plans for the Tenant Plan Work, Landlord shall obtain at least three (3) bids for the Tenant Plan Work from qualified, licensed and reputable general contractors selected by Landlord. Landlord will solicit the bids from the general contractors and administer the bid solicitation process in a timely manner. Upon the conclusion of the bid solicitation process, Landlord will provide Tenant with a copy of the bids received from the general contractors, including an analysis of such bids and recommendations for Tenant’s review, and meet with Tenant to determine which of the general contractors shall be awarded the Tenant Plan Work. Landlord and Tenant shall reasonably cooperate with each other to expedite the bid process. After review of bids for the Tenant Plan Work, Landlord and Tenant shall select the general contractor, which shall be the low bidder, unless Landlord has a reasonable basis for objecting to the selection of the low bidder.

7.	On or before June 15, 2014, Tenant agrees to pay to Landlord $157,060.75 (the “Additional Security Deposit”). Such Additional Security Deposit shall be held by Landlord as security for the performance by Tenant of all obligations on the part of the Tenant under the Lease, as amended, with respect to the Existing Premises and the First Additional Premises. Such deposit shall be in addition to the deposit paid by Tenant in accordance with Section 9.18 of the Lease and shall be held by Landlord pursuant to the terms and conditions set forth in such Section 9.18.

8.	Section 9.26 of the Lease is hereby deleted in its entirety and Tenant shall have no further rights thereunder.

9.	(A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this First Amendment except T3 Advisors (the “Broker”) and in the event any claim is made against Landlord relative to dealings by Tenant with any brokers other than the Broker, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this First Amendment and in the event any claim is made against Tenant relative to dealings by Landlord with brokers, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection first approved by Tenant (which approval will not be unreasonably withheld) and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

10.	Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

11.	Except as herein amended the Lease shall remain unchanged and in full force and effect. All references to the “Lease” shall be deemed to be references to the Lease as herein amended.

12. Each of Landlord and Tenant hereby represents and warrants to the other that all necessary action has been taken to enter this First Amendment and that the person signing this First Amendment on its behalf has been duly authorized to do so.

[signatures appear on next page]

EXECUTED as of the date and year first above written.

LANDLORD:

WITNESS:	BP BAY COLONY LLC, a Delaware limited liability company

/s/	BY: BP BAY COLONY HOLDINGS LLC, a Delaware limited liability company, its sole member

BY: BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its member

BY: BOSTON PROPERTIES, INC., a Delaware Corporation, its general partner

	BY:	/s/ David C. Provost
	Name:	David C. Provost
	Title:	SVP

TENANT:

WITNESS:	FLEETMATICS USA, LLC

/s/ Anna Agranov	By:	/s/ Albert J. Vasile
Anna Agranov	Name:	Albert J. Vasile
	Title:	Asst. Treasurer

EXHIBIT A

FIRST ADDITIONAL PREMISES

[Schematic]

EXHIBIT B

FORMS OF LIEN WAIVERS

CONTRACTOR’S PARTIAL WAIVER AND SUBORDINATION OF LIEN

STATE OF	Date:

COUNTY	Application for Payment No.:

OWNER:

CONTRACTOR:

LENDER / MORTGAGEE:	None

1.	Original Contract Amount:	$

2.	Approved Change Orders:	$

3.	Adjusted Contract Amount:	$
(line 1 plus line 2)

4.	Completed to Date:	$

5.	Less Retainage:	$

6.	Total Payable to Date:	$
(line 4 less line 5)

7.	Less Previous Payments:	$

8.	Current Amount Due:	$
(line 6 less line 7)

9.	Pending Change Orders:	$

10.	Disputed Claims:	$

The undersigned who has a contract with                      for furnishing labor or materials or both labor and materials or rental equipment, appliances or tools for the erection, alteration, repair or removal of a building or structure or other improvement of real property known and identified as located in                      (city or town),                      County,                      and owned by                     , upon receipt of                      ($        ) in payment of an invoice/requisition/application for payment dated                     does hereby:

(a)	waive any and all liens and right of lien on such real property for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished through the following date (payment period), except for retainage, unpaid agreed or pending change orders, and disputed claims as stated above;

(b)	subordinate any and all liens and right of lien to secure payment for such unpaid, agreed or pending change orders and disputed claims, and such further labor or materials, or both labor and materials, or rental equipment, appliances or tools, except for retainage, performed or furnished at any time through the twenty-fifth day after the end of the above payment period, to the extent of the amount actually advanced by the above lender/mortgagee through such twenty-fifth day.

Signed under the penalties of perjury this      day of             , 20    .

WITNESS:	CONTRACTOR:

Name:	Name:
Title:	Title:

SUBCONTRACTOR’S LIEN WAIVER

General Contractor:

Subcontractor:

Owner:

Project:

Total Amount Previously Paid:	$

Amount Paid This Date:	$

Retainage (Including This Payment) Held to Date:	$

In consideration of the receipt of the amount of payment set forth above and any and all past payments received from the Contractor in connection with the Project, the undersigned acknowledges and agrees that it has been paid all sums due for all labor, materials and/or equipment furnished by the undersigned to or in connection with the Project and the undersigned hereby releases, discharges, relinquishes and waives any and all claims, suits, liens and rights under any Notice of Identification, Notice of Contract or statement of account with respect to the Owner, the Project and/or against the Contractor on account of any labor, materials and/or equipment furnished through the date hereof.

The undersigned individual represents and warrants that he is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned and that this document binds the undersigned to the extent that the payment referred to herein is received.

The undersigned represents and warrants that it has paid in full each and every sub-subcontractor, laborer and labor and/or material supplier with whom undersigned has dealt in connection with the Project and the undersigned agrees at its sole cost and expense to defend, indemnify and hold harmless the Contractor against any claims, demands, suits, disputes, damages, costs, expenses (including attorneys’ fees), liens and/or claims of lien made by such sub-subcontractors, laborers and labor and/or material suppliers arising out of or in any way related to the Project.

Signed under the penalties of perjury as of this      day of             , 20    .

SUBCONTRACTOR:	Signature and Printed Name of Individual Signing this Lien Waiver

WITNESS:

Name:
Title:

Dated:

CONTRACTOR’S WAIVER OF CLAIMS AGAINST OWNER AND ACKNOWLEDGMENT OF FINAL PAYMENT

Commonwealth of Massachusetts	Date:

COUNTY OF	Invoice No.:

OWNER:

CONTRACTOR:

PROJECT:

1.	Original Contract Amount:	$

2.	Approved Change Orders:	$

3.	Adjusted Contract Amount:	$

4.	Sums Paid on Account of Contract Amount:	$

5.	Less Final Payment Due:	$

The undersigned being duly sworn hereby attests that when the Final Payment

Due as set forth above is paid in full by Owner, such payment shall constitute payment in full for all labor, materials, equipment and work in place furnished by the undersigned in connection with the aforesaid contract and that no further payment is or will be due to the undersigned.

The undersigned hereby attests that it has satisfied all claims against it for items, including by way of illustration but not by way of limitation, items of: labor, materials, insurance, taxes, union benefits, equipment, etc. employed in the prosecution of the work of said contract, and acknowledges that satisfaction of such claims serves as an inducement for the Owner to release the Final Payment Due.

The undersigned hereby agrees to indemnify and hold harmless the Owner from and against all claims arising in connection with its Contract with respect to claims for the furnishing of labor, materials and equipment by others. Said indemnification and hold harmless shall include the reimbursement of all actual attorney’s fees and all costs and expenses of every nature, and shall be to the fullest extent permitted by law.

The undersigned hereby irrevocably waives and releases any and all liens and right of lien on such real property and other property of the Owner for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished by the undersigned, and anyone claiming by, through, or under the undersigned, in connection with the Project.

The undersigned hereby releases, remises and discharges the Owner, any agent of the Owner and their respective predecessors, successors, assigns, employees, officers, shareholders, directors, and principals, whether disclosed or undisclosed (collectively “Releasees”) from and against any and all claims, losses, damages, actions and causes of action (collectively “Claims”) which the undersigned and anyone claiming by, through or under the undersigned has or may have against the Releasees, including, without limitation, any claims arising in connection with the Contract and the work performed thereunder.

Notwithstanding anything to the contrary herein, payment to the undersigned of the Final Payment Due sum as set forth above, shall not constitute a waiver by the Owner of any of its rights under the contract including by way of illustration but not by way of limitation guarantees and/or warranties. Payment will not be made until a signed waiver is returned to Owner.

The undersigned individual represents and warrants that he/she is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned.

Signed under the penalties of perjury as of this      day of             ,         .

Corporation

By:
Name:
Title:
Hereunto duly authorized

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFOLK

On this      day of             , 20    , before me, the undersigned notary public, personally appeared                     , proved to me through satisfactory evidence of identification, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it as                      for                     , a corporation/partnership voluntarily for its stated purpose.

NOTARY PUBLIC
My Commission Expires: